Exhibit 21.1

Name of Subsidiary	Jurisdiction of Incorporation/Organization
3089554 Nova Scotia Inc.	Canada
Abel Equipos, S.A.	Spain
Abel GmbH & Co KG	Germany
Abel Pumpen GmbH	Germany
Abel Pumps, L.P.	Delaware
AC Analytical Control Services B.V	Netherlands
AC Analytical Controls B.V.	Netherlands
AC Analytical Controls Holding B.V.	Netherlands
Acton Research Corporation	Delaware
Alpha Holdings of Delaware 1, LLC	Delaware
Alpha Holdings of Delaware 11, LLC	Delaware
Alpha Technologies B.V.	Netherlands
Alpha Technologies Japan LLC	Delaware
Alpha Technologies S.R.O.	Czech Republic
Alpha Technologies Services, LLC	Delaware
Alpha Technologies UK	United Kingdom
Alpha UK Holdings LLC	Delaware
Amot Controls Corporation	Delaware
Amot Controls GmbH	Germany
Amot/Metrix Investment Company, Inc.	Delaware
Amphire Solutions, Inc.	Delaware
Amtech Systems (Hong Kong), Limited	Hong Kong
Amtech Systems LLC	Delaware
Amtech World Corporation	Delaware
Barbox Limited	United Kingdom
CBORD Holdings Corp.	Delaware
CCC Services, Inc.	Delaware
Chalwyn Limited	United Kingdom
CIVCO Holding, Inc.	Delaware
CIVCO Medical Instruments Co., Inc.	Iowa
Colorado MEDTEC LLC	Colorado
Compressor Controls (Beijing) Corporation Ltd.	China
Compressor Controls Corporation B.V.	Netherlands
Compressor Controls Corporation	Iowa
Compressor Controls Corporation Middle East	Delaware
Compressor Controls Corporation S.r.l.	Italy
Compressor Controls Corporation Mauritius Ltd.	Mauritius
Cornell Pump Company	Delaware
Cornell Pump Europe GmbH	Germany
Cruden Bay Limited	United Kingdom
DAP Technologies Corp.	Delaware
DAP Technologies Limited	United Kingdom
DAP Technologies SARL	France
DAP Technologies, Ltd.	Canada
Dynamic Instruments, Inc.	California
Dynisco (UK) Limited	United Kingdom
Dynisco B.V.	Netherlands
Dynisco Enterprises GmbH	Germany
Dynisco Enterprises LLC	Delaware
Dynisco Europe GmbH	Germany
Dynisco Europe Holdings II, B.V.	Netherlands
Dynisco Instruments LLC	Delaware
Dynisco Instruments SARL	France
Dynisco LLC	Delaware
Dynisco Parent, Inc.	Delaware
Dynisco Polymer Test, Inc.	Pennsylvania
Dynisco S.R.L.	Italy
Dynisco SPOL, SRO	Czech Republic
Dynisco –Viatran (M) Sdn Bhd	Malaysia
Dynisco Viatran LLC	Delaware
Dynisco-Viatran Instruments Sdn Bhd	Malaysia
Eclipse Laboratory Automation BV	Netherlands
Fluid Metering, Inc.	Delaware
FTI Flow Technology, Inc.	Delaware
Gatan GmbH	Germany
Gatan Service Corporation	Pennsylvania
Gatan, Inc.	Pennsylvania
Getloaded Corporation	Delaware
Hansen Technologies Corporation	Illinois
Hansen Technologies Europe GmbH	Germany
Harbour Holding Corp.	Delaware
Hardy Instruments, Inc.	California
Horizon Software International, LLC	Georgia
Imager Labs	California
Inovonics Corporation	Colorado
Instill Corporation	Delaware
Integrated Designs L.P.	Delaware
IntelliTrans Canada Ltd.	Canada
IntelliTrans Limited	United Kingdom
IntelliTrans, LLC	Delaware
Intellitrans Sweden AB	Sweden
ISL Finance	France
ISL Holding SNC	France
ISL Scientifique de Laboratoire - ISL, S.A.S.	France
IT Canada Holdings LLC	Delaware
iTradeNetwork, Inc.	Delaware
iTradeNetwork, Ltd.	United Kingdom
K/S Roper Finance	Denmark
Law 1059 Limited	United Kingdom
Logitech Limited	United Kingdom
Lumenera Corporation	Canada
Lumenera, Inc.	Delaware
Marumoto Struers KK	Japan
Media Cybernetics Inc.	Delaware
MEDTEC S.A.R.L.	France
MEDTEC, Inc.	Iowa
Metrix Instrument Co., L.P.	Delaware
Neptune Technology Group (Canada) Limited	Canada
Neptune Technology Group Inc.	Delaware
Neptune Technology Group Mexico S.de R.L. de C.V.	Mexico
Neptune Technology Group Servicios S.de R.L. de C.V.	Mexico
Nippon Roper K.K.	Japan
Off-Campus Advantage, LLC	Delaware
PAC Denmark ApS	Denmark
PAC GmbH	Germany
PAC Instruments Asia Pte. Ltd.	Singapore
Petroleum Analyzer Company LP	Delaware
Photometrics Ltd.	United Kingdom
Quantitative Imaging Corp.	Canada
Redlake MASD, LLC.	Delaware
RI Marketing India Private Limited	India
RMT, Inc	Arizona
Roda Deaco Valve, Inc.	Canada
Roper Brasil Comercio E Promocano De Produtos E Servicos LTDA	Brazil
Roper Canada Holdings, Inc.	Canada
Roper Canada Partners Inc.	Canada
Roper Capital Deutschland GmbH	Germany
Roper Engineering s.r.o.	Czech Republic
Roper Europe GmbH	Germany
Roper Fundings Deutschland GmbH & Co. KG	Germany
Roper Georgia, Inc.	Delaware
Roper Germany GmbH	Germany
Roper Germany GmbH & Co., KG	Germany
Roper Holdings, Inc.	Delaware
Roper Holdings, Limited	United Kingdom
Roper Hong Kong Holdings, Limited	Hong Kong
Roper Industrial Products Investment Company	Iowa
Roper Industries L.P.	Canada
Roper Industries UK Limited	United Kingdom
Roper Industries B.V.	Netherlands
Roper Industries Denmark ApS	Denmark
Roper Industries Deutschland GmbH	Germany
Roper Industries Limited	United Kingdom
Roper Industries Manufacturing (Shanghai) Co. Ltd.	China
Roper Industries Mauritius Ltd.	Mauritius
Roper International Products Ltd.	Virgin Islands
Roper International Holding, Inc.	Delaware
Roper LLC	Russia
Roper Luxembourg Finance S.a.r.l.	Luxembourg
Roper Luxembourg Holdings S.a.r.l.	Luxembourg
Roper Luxembourg S.a.r.l.	Luxembourg
Roper Mex, L.P.	Delaware
Roper Pump Company	Delaware
Roper Scientific B.V.	Netherlands
Roper Scientific GmbH	Germany
Roper Scientific SAS	France
Roper Scientific, Inc.	Delaware
Roper Southeast Asia LLC	Delaware
Ropintassco 1, LLC	Delaware
Ropintassco 2, LLC	Delaware
Ropintassco 3, LLC	Delaware
Ropintassco 4, LLC	Delaware
Ropintassco 5, LLC	Delaware
Ropintassco 6, LLC	Delaware
Ropintassco 7, LLC	Delaware
Ropintassco Holdings, L.P.	Delaware
Shanghai Roper Industries Trading Co., Ltd.	China
Sinmed B.V.	Netherlands
Sinmed Holding International B.V.	Netherlands
Struers (Shanghai) International Trading Ltd.	China
Struers A/S	Denmark
Struers GmbH	Germany
Struers Inc.	Delaware
Struers Limited	Canada
Struers Ltd.	United Kingdom
Struers SARL	France
Struers S.A.S.	France
Student Advantage, LLC	Delaware
TC License Ltd.	Delaware
Technolog Group Limited	United Kingdom
Technolog Holdings Ltd.	United Kingdom
Technolog Limited	United Kingdom
Technolog S.a.r.l	France
The CBORD Group, Inc.	Delaware
TLP Holdings, LLC	Delaware
TransCore Atlantic, LLC	Delaware
TransCore CNUS, LLC	Delaware
TransCore Commercial Services, LLC	Delaware
TransCore Holdings, Inc.	Delaware
TransCore ITS, LLC	Delaware
TransCore Link Logistics Corporation	Canada
TransCore Nova Scotia Corporation	Canada
TransCore Partners, LLC	Delaware
Transcore Quebec Corporation Inc.	Canada
TransCore, LP	Delaware
TransCore Transportation Systems Mauritius Private Limited	Mauritius
TransCore Transportation Solutions India Private Limited	India
United Toll Systems, Inc.	Delaware
Uson GmbH	Germany
Uson L.P.	Delaware
Uson Limited	United Kingdom
Utilitec Limited	United Kingdom
Utilitec Services Limited	United Kingdom
Utility Data Services Limited	United Kingdom
Verathon Inc.	Washington
Verathon Holdings (Delaware) Inc.	Delaware
Verathon Medical Inc.	Washington
Verathon Medical (Australia) Pty Limited	Australia
Verathon Medical (Canada) ULC	Canada
Verathon Medical (Europe) B.V.	Netherlands
Verathon Medical (France) S.a.r.l.	France
Verathon Medical (Hong Kong) Limited	Hong Kong
Verathon Medical (Japan) K.K.	Japan
Verathon Medical (UK) Ltd.	United Kingdom
Viastar Properties, Inc.	Texas
Viastar Services, LP	Texas
Viatran Corporation	New York
Walter Herzog GmbH	Germany
Zetec Korea, Inc.	Delaware
Zetec Rental LLC	Delaware
Zetec Services, Inc.	Delaware
Zetec, Inc.	Washington